Pricing Supplement dated September 30, 2025

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Underlier Supplement dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A ETF Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

■ Linked to the lowest performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust (each referred to as a “Fund”)

■ Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon payment, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the fund closing price of the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund closing price on that calculation day as a percentage of its starting price

■ Contingent Coupon. The securities will pay a contingent coupon payment on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the lowest performing Fund on the calculation day for that quarter is greater than or equal to its coupon threshold price. However, if the fund closing price of the lowest performing Fund on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment for the relevant quarter. If the fund closing price of the lowest performing Fund is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price for each Fund is equal to 70% of its starting price. The contingent coupon rate is 10.00% per annum

■ Automatic Call. If the fund closing price of the lowest performing Fund on any of the quarterly calculation days from March 2026 to June 2028, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment

■ Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the fund closing price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price. If the fund closing price of the lowest performing Fund on the final calculation day is less than its downside threshold price, you will lose more than 30%, and possibly all, of the face amount of your securities. The downside threshold price for each Fund is equal to 70% of its starting price

■ If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Fund from its starting price if its fund closing price on the final calculation day is less than its downside threshold price, but you will not participate in any appreciation of any Fund and will not receive any dividends, as applicable, on securities included in any Fund

■ Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of a better performing Fund. Therefore, you will be adversely affected if any Fund performs poorly, even if another Fund performs favorably

■ All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

■ No exchange listing; designed to be held to maturity

The estimated value of the securities as determined by the Bank as of the pricing date is $928.64 (92.864%) per security. See “The Bank's Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-10 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, has agreed to purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”). Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, this pricing supplement may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$23.25	$976.75
Total	$2,982,000.00	$69,331.50	$2,912,668.50

(1) Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $23.25 (2.325%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 (1.75%) per security, and WFA will receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we will pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc. Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:	The VanEck® Gold Miners ETF and the iShares® Silver Trust (each referred to as a “Fund,” and collectively as the “Funds”).
Fund Underlying Indices	With respect to the VanEck® Gold Miners ETF: the MarketVector™ Global Gold Miners Index With respect to the iShares® Silver Trust: not applicable
Pricing Date:	September 30, 2025.
Issue Date:	October 3, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its coupon threshold price. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) / 4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the fund closing price of the lowest performing Fund on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of the lowest performing Fund is less than its coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” is 10.00% per annum.
Automatic Call:

If the fund closing price of the lowest performing Fund on any of the calculation days from March 2026 to June 2028, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:

Quarterly, on the 24th calendar day of each March, June, September and December, commencing in December 2025 and ending in September 2028, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to the calculation day scheduled to occur in September 2028 (September 25, 2028) as the “final calculation day.”

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date:	September 28, 2028, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

• if the ending price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price: $1,000; or

• if the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price:

$1,000 × performance factor of the lowest performing Fund on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, you will lose more than 30%, and possibly all, of the face amount of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Fund, but you will have full downside exposure to the lowest performing Fund on the final calculation day if the ending price of that Fund is less than its downside threshold price.

Lowest Performing Fund:	For any calculation day, the “lowest performing Fund” will be the Fund with the lowest performance factor on that calculation day.
Performance Factor:	With respect to a Fund on any calculation day, its fund closing price on such calculation day divided by its starting price (expressed as a percentage).
Fund Closing Price:

With respect to each Fund, fund closing price has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Starting Price:	With respect to the VanEck® Gold Miners ETF: $76.40. With respect to the iShares® Silver Trust: $42.37.
Ending Price:	The “ending price” of a Fund will be its fund closing price on the final calculation day.
Coupon Threshold Price:	With respect to the VanEck® Gold Miners ETF: $53.48, which is equal to 70% of its starting price. With respect to the iShares® Silver Trust: $29.659, which is equal to 70% of its starting price.
Downside Threshold Price:	With respect to the VanEck® Gold Miners ETF: $53.48, which is equal to 70% of its starting price. With respect to the iShares® Silver Trust: $29.659, which is equal to 70% of its starting price.
Market Disruption Events and Postponement Provisions:

Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income tax considerations to a holder's ownership and disposition of the securities, see “U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $23.25 (2.325%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of $17.50 (1.75%) per security, and WFA will receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06418V2Z6 / US06418V2Z69

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the underlier supplement dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Estimated Value of the Securities

The Bank's estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend or distribution rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.”

The Bank's estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities . These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

￭seek an investment with contingent coupon payments at a rate of 10.00% per annum until the earlier of stated maturity or automatic call, if, and only if, the fund closing price of the lowest performing Fund on the applicable calculation day is greater than or equal to 70% of its starting price;

￭understand that if the ending price of the lowest performing Fund on the final calculation day has declined by more than 30% from its starting price, they will be fully exposed to the decline in the lowest performing Fund from its starting price and will lose more than 30%, and possibly all, of the face amount at stated maturity;

￭are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

￭understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;

￭understand that the return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day and that they will not benefit in any way from the performance of a better performing Fund;

￭understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund;

￭understand and are willing to accept the full downside risks of each Fund;

￭are willing to forgo participation in any appreciation of any Fund and any dividends or other distributions on the shares of any Fund and the securities held by any Fund; and

￭are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at stated maturity;

￭seek a security with a fixed term;

￭are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;

￭are unwilling to accept the risk that the fund closing price of the lowest performing Fund on the final calculation day may decline by more than 30% from its starting price;

￭seek certainty of current income over the term of the securities;

￭seek exposure to the upside performance of any or each Fund;

￭seek exposure to a basket composed of each Fund or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;

￭are unwilling to accept the risk of exposure to the Funds;

￭are unwilling to accept the credit risk of the Bank; or

￭prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Funds, please see the sections titled “VanEck® Gold Miners ETF” and “iShares® Silver Trust” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the lowest performing Fund on the related calculation day.

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund with the lowest performance factor on that calculation day. The performance factor of a Fund on a calculation day is its fund closing price on that calculation day as a percentage of its starting price (i.e., its fund closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the fund closing price of the lowest performing Fund on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day. The lowest performing Fund on the final calculation day is the Fund with the lowest performance factor on the final calculation day. The performance factor of a Fund on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Fund, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Fund on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Fund on the final calculation day and whether you hold your securities to stated maturity. The performance of a better performing Fund is not relevant to your return on the securities.

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
30% contingent downside protection
Return of Lowest Performing Fund at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical Return of Lowest Performing Fund

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Fund on the final calculation day.

If the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Fund from its starting price (expressed as a percentage of its starting price). The downside threshold price for each Fund is 70% of its starting price. For example, if the securities are not automatically called and the lowest performing Fund on the final calculation day has declined by 30.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the face amount. As a result, you will not receive any protection if the price of the lowest performing Fund on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the price of the lowest performing Fund is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Fund on the final calculation day is greater than its downside threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its coupon threshold price. The coupon threshold price for each Fund is 70% of its starting price. If the fund closing price of the lowest performing Fund on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of the lowest performing Fund is less than its coupon threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If Another Fund Performs Favorably.

You are subject to the full risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if another Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of a Fund could offset the poor performance of another. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Fund.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. Although it is necessary for each Fund to close above its respective coupon threshold price on the relevant calculation day in order for you to receive a contingent coupon payment and above its respective downside threshold price on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of a better performing Fund. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of any better performing Fund would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

You Will Be Subject To Risks Resulting From The Relationship Among The Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of a better performing Fund is not relevant to your return on the securities. It is impossible to predict what the relationship among the Funds will be over the term of the securities. To the extent the Funds represent a different equity market, such equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Fund On The Final Calculation Day From Its Starting price, But Will Not Participate In Any Positive Performance Of Any Fund.

Even though you will be fully exposed to a decline in the price of the lowest performing Fund on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Fund.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Funds and the correlation among the Funds are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of a Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Funds or lower expected correlation among the Funds as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Fund will be less than its coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the fund closing price of at least one Fund will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

The Bank's estimated value is only an estimate using several factors. The original offering price of the securities exceeds the Bank's estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.

The Bank's estimated value of the securities was determined by reference to the Bank's internal pricing models when the terms of the securities were set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend or distribution rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate has an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

If The Prices Of The Funds Or Their Constituent Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Funds or the securities held by the Funds. Changes in the prices of the Funds or the securities held by the Funds may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the prices of the Funds over the full term of the security, (ii) volatility of the prices of the Funds and the market's perception of future volatility of the prices of the Funds, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the securities held by the Funds, as applicable, and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the automatic call feature, the contingent coupon payment feature and the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated prices of the Funds and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Risks Relating To The Funds

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Funds And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Funds. Investing in the securities is not equivalent to investing in the Funds. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities held by the Fund for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Funds or those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Funds or the securities held by the Fund would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We, The Agents And Our Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

●We, The Agents And Our Respective Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

●An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

●There Are Management And Liquidity Risks Associated With A Fund.

●Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

The Securities Are Subject To Risks Associated With Non-U.S. Securities.

The VanEck® Gold Miners ETF is subject to risks associated with non-U.S. securities. Market developments may affect non-U.S. markets differently from U.S. securities markets and direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Securities issued by non-U.S. companies are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the applicable securities held by the VanEck® Gold Miners ETF, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Non-U.S. securities may also be subject to regulatory risks, including sanctions. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by an index sponsor of the fund underlying index of the VanEck® Gold Miners ETF or the sponsor of the VanEck® Gold Miners ETF in response to any such developments could adversely affect the performance of the VanEck® Gold Miners ETF and, as a result, the market value of, and return on the securities.

The Securities Are Subject To Emerging Markets Risk.

The VanEck® Gold Miners ETF is subject to risks associated with emerging market companies and emerging market securities that are traded on various emerging market exchanges. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the VanEck® Gold Miners ETF is susceptible.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

The Securities Are Subject To Currency Exchange Rate Risk.

The securities are subject to currency exchange rate risk because the VanEck® Gold Miners ETF may invest in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities may be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the VanEck® Gold Miners ETF may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security held by the VanEck® Gold Miners ETF. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the values of such securities, and thus the value of the VanEck® Gold Miners ETF, will be adversely affected and the market value of, and return on, the securities may decrease.

The VanEck® Gold Miners ETF Does Not Measure The Performance Of Gold Bullion.

The VanEck® Gold Miners ETF measures the performance of shares of gold and silver mining companies and not gold bullion, and may under- or over-perform gold bullion over the short- or long-term.

The Securities Are Subject To Risks Associated With Investments In The Gold And Silver Mining Industry.

The securities are subject to risks associated with investments in the gold and silver mining industry because the fund underlying index of the VanEck® Gold Miners ETF is comprised of the stocks of companies primarily engaged in the mining of gold or silver. The VanEck® Gold Miners ETF may be subject to increased price volatility as it is linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. Because the VanEck® Gold Miners ETF primarily invests in stocks and American depositary receipts of companies that are involved in the gold mining industry, and to a lesser extent the silver mining industry, its shares, and the value of securities linked to its shares, are subject to certain risks associated with such companies. Gold mining companies are highly dependent on the price of gold and subject to competition pressures that may have a significant effect on their financial condition. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market. Similarly, silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries.

The VanEck® Gold Miners ETF Has Announced A Change To Its Fund Underlying Index.

Prior to market close on September 19, 2025, the VanEck® Gold Miners ETF’s fund underlying index was the NYSE® Arca Gold Miners Index®. After market close on September 19, 2025, the VanEck® Gold Miners ETF’s fund underlying index changed to the MarketVector™ Global Gold Miners Index. The MarketVector™ Global Gold Miners Index differs from the NYSE® Arca Gold Miners Index®, including in the use of different market capitalization criteria for inclusion in the index and different weighting schemes. Accordingly, the composition of the VanEck® Gold Miners ETF changed as a result of this transition. In connection with this change, the VanEck® Gold Miners ETF may have experienced, and may continue to experience, additional portfolio turnover, and the VanEck® Gold Miners ETF may have experienced, and may continue to experience, higher tracking error than had been typical for the VanEck® Gold Miners ETF. This change could have adversely affected, and may continue to adversely affect, the performance of the VanEck® Gold Miners ETF and, in turn, your return on the securities. In addition, when evaluating the historical performance of the VanEck® Gold Miners ETF included below, you should bear in mind that the historical performance of the VanEck® Gold Miners ETF might have been meaningfully different had the VanEck® Gold Miners ETF tracked the MarketVector™ Global Gold Miners Index prior to September 19, 2025.

The iShares® Silver Trust Holds Only A Single Commodity And Its Performance May Be More Volatile Than That Of An ETF With More Diversified Holdings.

The iShares® Silver Trust represents shares of an ETF that is expected to only hold silver. The iShares® Silver Trust's holdings lack diversification and do not have the benefit of other offsetting components that may increase when other components are decreasing. Because iShares® Silver Trust is expected to only hold silver, the performance of the iShares® Silver Trust may be more volatile than that of an ETF that holds multiple commodities or that seeks to track a broad -based commodity index, and the price of silver may not correlate with, and may diverge significantly from, the prices of commodities generally.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

The Price Of The iShares® Silver Trust Is Not Necessarily Representative Of The Silver Industry And May Not Track The Market Value Of Silver.

The price of the iShares® Silver Trust is not necessarily representative of the silver industry. The performance of the iShares® Silver Trust may not fully replicate the performance of the price of silver due to the fees and expenses charged by the iShares® Silver Trust and transaction costs incurred that are not included in the market price of silver, restrictions on access to silver or other circumstances. The iShares® Silver Trust does not generate any income and, because the iShares® Silver Trust regularly sells silver to pay for ongoing expenses, the amount of silver represented by the iShares® Silver Trust has gradually declined over time. The iShares® Silver Trust sells silver to pay expenses on an ongoing basis irrespective of whether the price of the iShares® Silver Trust rises or falls in response to changes in the price of silver. The sale of the iShares® Silver Trust’s silver to pay expenses at a time of low silver prices could adversely affect the price of the iShares® Silver Trust. Additionally, there is a risk that part or all of the iShares® Silver Trust’s silver could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.

There Are Risks In Securities Relating To Commodities Trading On The London Bullion Market Association.

The price of the iShares® Silver Trust is closely related to the price of silver. Silver is traded on the London Bullion Market Association (“LBMA”). The LBMA is a self-regulated association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA, which would otherwise restrict fluctuations in the prices of commodities trading on the LBMA. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to a Fund will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Fund or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Fund on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled contingent coupon payment date or call settlement date, as applicable. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Risks Relating to Canadian and U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Fund on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Fund on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Fund on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
69.00%	$690.00
60.00%	$600.00
50.00%	$500.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Fund on the final calculation day. The performance of a better performing Fund is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date. The following examples reflect the contingent coupon rate of 10.00% per annum and assume the hypothetical starting price, coupon threshold price and fund closing prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or coupon threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and coupon threshold price for each Fund were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Funds, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its coupon threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$90.00	$70.00
Hypothetical coupon threshold price:	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	90.00%	70.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the iShares® Silver Trust has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its coupon threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $25.00 per security, determined as follows: (i) $1,000 multiplied by 10.00% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The fund closing price of the lowest performing Fund on the relevant calculation day is less than its coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$69.00	$110.00
Hypothetical coupon threshold price:	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	69.00%	110.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the VanEck® Gold Miners ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is less than its coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the fund closing price of a better performing Fund on the relevant calculation day is greater than or equal to its starting price. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the fund closing price of the lowest performing Fund on the relevant calculation day. The performance of a better performing Fund is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Example 3. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$105.00	$120.00
Hypothetical coupon threshold price:	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	105.00%	120.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the VanEck® Gold Miners ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,025.00 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price and ending prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price, coupon threshold price and downside threshold price for each Fund were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Funds, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Fund on the final calculation day is greater than or equal to its starting price, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment:

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$145.00	$120.00
Hypothetical coupon threshold price:	$70.00	$70.00
Hypothetical downside threshold price:	$70.00	$70.00
Performance factor (ending price divided by starting price):	145.00%	120.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the iShares® Silver Trust has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than or equal to its hypothetical downside threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Fund on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than or equal to its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Example 2. The ending price of the lowest performing Fund on the final calculation day is less than its starting price but greater than or equal to its downside threshold price and its coupon threshold price, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment:

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$80.00	$105.00
Hypothetical coupon threshold price:	$70.00	$70.00
Hypothetical downside threshold price:	$70.00	$70.00
Performance factor (ending price divided by starting price):	80.00%	105.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the VanEck® Gold Miners ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but not by more than 30%, you would receive the face amount of your securities at maturity.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than or equal to its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Example 3. The ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price and its coupon threshold price, the maturity payment amount is less than the face amount of your securities and you do not receive a final contingent coupon payment:

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$120.00	$45.00
Hypothetical coupon threshold price:	$70.00	$70.00
Hypothetical downside threshold price:	$70.00	$70.00
Performance factor (ending price divided by starting price):	120.00%	45.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the iShares® Silver Trust has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price by more than 30%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

 = $1,000 × performance factor of the lowest performing Fund on the final calculation day

 = $1,000 × 45.00%

 = $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its coupon threshold price, you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any Fund, but will be fully exposed to a decrease in the lowest performing Fund if the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, even if the ending price of another Fund has appreciated or has not declined below their respective downside threshold price.

To the extent that the starting price, coupon threshold price, downside threshold price and ending price of the lowest performing Fund differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

VanEck® Gold Miners ETF

We have derived all information contained herein regarding the VanEck® Gold Miners ETF (referred to in this section as the “GDX Fund”) including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, VanEck® ETF Trust and Van Eck Associates Corporation (the “sponsor”).

The GDX Fund seeks to track the investment results, before fees and expenses, of companies primarily in the business of gold and silver mining and related activities, as measured by the MarketVector™ Global Gold Miners Index, as published by MarketVector Indexes GmbH which, in turn, is intended to track the investment results, before fees and expenses, of companies primarily in the business of gold and silver mining and related activities. The GDX Fund trades on the NYSE Arca under the ticker symbol “GDX”. Prior to the close of trading on September 19, 2025, the GDX fund tracked the NYSE® Arca Gold Miners Index®. Please see “Exchange-Traded Funds — VanEck® Gold Miners ETF” in the accompanying underlier supplement for additional information regarding the GDX Fund and the sponsor. Additional information regarding the GDX Fund, including its portfolio holdings, may be available on the sponsor’s website.

Historical Information

We obtained the fund closing prices of the GDX Fund in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily GDX Fund closing prices of the GDX Fund for the period from January 1, 2020 to September 30, 2025. The GDX fund closing price of the GDX fund on September 30, 2025 was $76.40. The historical performance of the GDX fund should not be taken as an indication of the future performance of the GDX fund during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the GDX fund should not be taken as an indication of its future performance, and no assurance can be given as to the fund closing price of the GDX fund on any calculation day or its ending price. We cannot give you assurance that the performance of the GDX fund will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

iShares® Silver Trust

We have derived all information contained herein regarding the iShares® Silver Trust (referred to in this section as the “SLV Trust”), including without limitation, its make-up and method of calculation, from publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors (the “sponsor”) and/or its affiliates.

The SLV Trust is a grantor trust designed to reflect generally the performance of the price of silver, before payment of the SLV Trust’s expenses and liabilities. The SLV Trust holds silver bars and issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. Shares of the SLV Trust trade on the NYSE Arca under the ticker symbol “SLV”. Please see “Exchange-Traded Funds — iShares® Silver Trust” in the accompanying underlier supplement for additional information regarding the SLV Trust and the sponsor. Additional information regarding the SLV Trust, including its portfolio holdings, may be available on the iShares® website.

Historical Information

We obtained the fund closing prices of the SLV Trust in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily fund closing prices of the SLV Trust for the period from January 1, 2020 to September 30, 2025. The fund closing price of the SLV Trust on September 30, 2025 was $42.37. The historical performance of the SLV Trust should not be taken as an indication of the future performance of the SLV Trust during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the SLV Trust should not be taken as an indication of its future performance, and no assurance can be given as to the fund closing price of the SLV Trust on any calculation day or its ending price. We cannot give you assurance that the performance of the SLV Trust will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Funds. If the securities are so treated, any contingent coupon payment paid on the securities would be treated as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purposes, and upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition (adjusted for amounts or proceeds attributable to any accrued and unpaid contingent coupon payments, which would be treated as ordinary income) and your tax basis in the securities. Subject to Section 1260 of the Code (as discussed below), such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent coupon payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Section 1260. Because the securities are linked to the shares of ETFs, it is possible that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the securities were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply. Specifically, all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income (or, because a Fund references metal, subject to a special 28% maximum rate that is applicable to “collectibles”) and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain. We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — U.S. Tax Treatment — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the product supplement.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.

The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupon payments is unclear. Subject to Section 871(m) of the Code (as discussed below) and FATCA (as discussed in the accompanying product supplement), we currently do not intend to treat contingent coupon payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent coupon payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition (including cash settlement) of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Section 897. We will not attempt to ascertain whether any Fund would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any Fund and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the Funds, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of
the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 28, 2028

Validity of the Securities

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the Bank, when the securities offered by this pricing supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the Bank, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on October 9, 2024.